                                  SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT

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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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   / /    Soliciting Material Under Rule 14a-12

                          UNITED INDUSTRIAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                             STEEL PARTNERS II, L.P.
                             WARREN G. LICHTENSTEIN
                                 GLEN M. KASSAN
                               JAMES R. HENDERSON
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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                                      -2-

                             STEEL PARTNERS II, L.P.
                              150 EAST 52ND STREET
                                   21ST FLOOR
                            NEW YORK, NEW YORK 10022
                                  ------------
                               TEL (212) 813-1500
                               FAX (212) 813-2198

                                                              September 10, 2002

DEAR FELLOW SHAREHOLDER:

            We  are  the  owners  of  1,310,250  shares  of  United   Industrial
Corporation  ("UIC")  common  stock,  representing   approximately  10%  of  the
outstanding shares.  Currently,  we have one seat on UIC's six member Board held by Warren  Lichtenstein,  Chief  Executive  Officer of Steel  Partners,  who was
elected  to the  Board in 2001.  As a  director,  Mr.  Lichtenstein  has been an advocate for good  corporate  governance  and an ongoing  supporter of a sale of
UIC.

            For the reasons set forth herein,  WE BELIEVE THAT THE FULL VALUE OF
OUR INVESTMENT WILL NEVER BE REALIZED UNDER THE EXISTING BOARD. We are committed to  creating  a more  independent  Board  with a clear and  focused  mission  to maximize shareholder value.

            We are asking UIC shareholders to elect our  director-nominee,  Glen
Kassan, under cumulative voting to one of the two seats up for election at UIC's annual meeting of shareholders scheduled for October 4, 2002.

            We are asking you to elect our nominee in order to:

            o     Send a strong  message  to the Board to  actively  pursue  the prompt sale of UIC;

            o     Elect a  representative  with strong  ownership  interests and orientation,  who is  committed  to  maximizing  value for all shareholders;

            o     Urge the  Board  to take  steps  necessary  to  eliminate  the classified  Board and having all directors  stand for election each year;

            o     Urge the  Board to take the  steps  necessary  to  pursue  all avenues to enhance  shareholder  value and reduce  unnecessary expenses.

            There  can be no  assurance  that  the  foregoing  actions  will  be implemented  if our nominee is elected or that the  election of our nominee will maximize or otherwise enhance shareholder value.

                  WE BELIEVE THAT A PROMPT SALE OF THE COMPANY
                     IS IN ALL SHAREHOLDERS' BEST INTERESTS

            We believe, as stated many times to UIC's Board and management team,
THAT  A  SALE  OF  ALL  OR A  SUBSTANTIAL  PORTION  OF  UIC  WOULD  LEAD  TO THE
MAXIMIZATION  OF VALUE FOR ALL UIC'S  SHAREHOLDERS.  We  believe  that UIC is an
attractive   acquisition  candidate  for  potential  purchasers  and,  with  the assistance of an investment  banking firm, can be matched with various aerospace and  defense  corporations  that would be willing to acquire  UIC in whole or in parts.  Toward that end, we also actively  recommended the recent divestiture of
UIC's  transportation  overhaul business.  We feel strongly that the sale of the non-core transportation and overhaul business will facilitate the sale of UIC by making it a more attractive acquisition candidate for potential purchasers.

            IN OUR OPINION,  MANAGEMENT HAS WASTED VALUABLE TIME IN IMPLEMENTING
A FORMAL SALES PROCESS. Since prior to Mr. Lichtenstein's appointment to the UIC
Board in May 2001, he has continuously  urged UIC to divest all or substantially all of its business and assets in order to maximize  shareholder value. On April
8, 2002, UIC announced  that they had been working with Wachovia  Securities for over a year to evaluate  alternatives to enhance shareholder value,  including a sale of UIC.  To our  knowledge,  the Board has  still  not  conducted  a formal auction process to solicit buyers.  WHAT ADVANCEMENTS HAS THE BOARD MADE IN OVER
A YEAR TOWARDS THE SALES PROCESS? In our opinion,  UIC hired a financial advisor because  Mr.  Lichtenstein  urged  them to do so. In our  opinion,  UIC sold its non-core transportation overhaul business because Mr. Lichtenstein urged them to do so. ASK  YOURSELF,  WHERE  WOULD THE COMPANY BE IF MR.  LICHTENSTEIN  HAD NOT
ADVISED AND URGED THE COMPANY TO TAKE THESE IMPORTANT FIRST STEPS?

            Additionally,  on August 26,  2002,  less than a week after we filed our  preliminary  proxy  statement  with  respect  to the  annual  meeting,  UIC announced  that it has  accelerated  the  process  under  which it is  seeking a potential buyer. Based on the timing of UIC's press releases with respect to the sales  process and the extended  process under which the UIC Board has purported to explore a possible  sale, we are concerned that the UIC Board may be delaying the sales process and is not moving quickly enough to enhance shareholder value.

                      WE BELIEVE THAT THE BOARD SHOULD ACT
                           RESPONSIBLY TO SHAREHOLDERS

            WE FURTHER  BELIEVE  THAT UIC'S  BOARD  SHOULD ACT  RESPONSIBLY  and
respond to the sweeping  legislation  being  enacted by Congress and rules being
adopted  by  the  New  York  Stock   Exchange,   which  are  prompting   greater
accountability  to  shareholders.  Specifically,  we urge UIC to take  action to cause its Board to be composed of a majority of clearly independent  directors -
we believe  that  Harold  Gelb,  Richard  Erkeneff  and Susan Fein Zawel are not
independent directors.  The election of our nominee will cause a majority of the
UIC Board to be independent  only if he is elected to replace Richard  Erkeneff, an interested  director,  increasing the total number of  independent  directors from three to four.  If our nominee is elected to replace  Paul  Hoeper,  who is already an independent director, the number of independent directors will remain at three and the UIC Board will not be  composed  of a majority  of  independent directors.

            WE  STRONGLY  BELIEVE  THAT  THERE  IS NO NEED  FOR  MORE  THAN  ONE
MANAGEMENT DIRECTOR ON A SIX MEMBER BOARD.

            In  addition,  we  recommend  that as soon as  practicable  UIC seek
shareholder   approval  to  REMOVE  THE  CLASSIFIED  BOARD,   which  will  allow
shareholders to vote on all directors at every annual meeting of shareholders.

                        WE BELIEVE THAT THE BOARD SHOULD
                           REDUCE UNNECESSARY EXPENSES

            WE ALSO BELIEVE THAT THE BOARD SHOULD  PURSUE ALL AVENUES TO ENHANCE
SHAREHOLDER  VALUE AND REDUCE  UNNECESSARY  EXPENSES  (AND  MAXIMIZE  UIC'S CASH
POSITION), by, among other things, closing the New York office, which we believe is a waste of the company's money.  Currently,  only Harold Gelb, Susan Zawel, a tax  accountant  and a skeletal  support  staff work at the New York office.  We believe that most of UIC's business operations are conducted at the AAI facility in Huntsville,  Maryland  where all of UIC's key employees  report for work, and accordingly  the New York office is an  unnecessary  drain on cash and should be closed and consolidated with the AAI facility.

                          IT'S TIME FOR A CHANGE AT UIC

            As the  second  largest  shareholder  of UIC,  we  believe  that our interests  are clearly  aligned with yours.  We wish to see a prompt sale of the company.  If our nominee is elected,  both he and Mr.  Lichtenstein will work to make that happen in the most timely,  effective and efficient  manner  possible.
However,  there can be no assurance that the election of our nominee will result in a sale of the company or otherwise enhance shareholder value.

            We  are  asking  you to  elect  our  nominee  in  opposition  to two incumbent  nominees  whose terms expire at the annual  meeting.  Your GOLD proxy card may only be voted for our  nominee  and does not confer  voting  power with respect to the  remaining  directorship.  We urge you to support  our efforts by signing,  dating and returning  your GOLD proxy card today.  If you have already voted for the incumbent  management  slate,  you have every right to change your vote by signing and returning a later dated GOLD proxy.

            If you have any  questions  or  require  assistance  with your vote, please contact our proxy solicitor  MacKenzie  Partners,  Inc. at (800) 322-2885
(toll free) or (212) 929-5500 (call collect).

Thank you for your support,

/s/ Warren Lichtenstein
WARREN LICHTENSTEIN
On behalf of Steel Partners II, L.P.

                            MACKENZIE PARTNERS, INC.

                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (call collect)
                       E-mail: proxy@mackenziepartners.com

                                       or
                          CALL TOLL FREE (800) 322-2885